                                 SCHEDULE 14A
                                (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [_]

     Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      APPLIED MICRO CIRCUITS CORPORATION
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               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------
     (5) Total fee paid:

     -------------------------------------------------------------------------
     [_] Fee paid previously with preliminary materials.

     -------------------------------------------------------------------------
     [_] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------
     (3) Filing Party:

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     (4) Date Filed:

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

                      APPLIED MICRO CIRCUITS CORPORATION

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD AUGUST 4, 1998

  The Annual Meeting of Stockholders (the "Annual Meeting") of Applied Micro Circuits Corporation, a Delaware corporation (the "Company"), will be held at the principal executive offices of the Company, located at 6290 Sequence Drive, San Diego, CA 92121 on Tuesday, August 4, 1998, at 10:00 a.m., local time, for the following purposes:

  1. To elect six (6) directors of the Company to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified (Proposal No. 1);

  2. To approve the Company's 1998 Employee Stock Purchase Plan and to reserve up to 400,000 shares of Common Stock for issuance thereunder (Proposal No. 2);

  3. To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending March 31, 1999 (Proposal No. 3); and

  4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

  The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached and made a part of this Notice.

  The Board of Directors has fixed the close of business on June 8, 1998 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

  All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                                          By Order of the Board of Directors,

                                          /s/ JOEL O. HOLLIDAY
                                          Joel O. Holliday
                                          Secretary

San Diego, California
June 15, 1998

--------------------------------------------------------------------------------
                                   IMPORTANT
                                   ---------

 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                        THANK YOU FOR ACTING PROMPTLY.
--------------------------------------------------------------------------------

                      APPLIED MICRO CIRCUITS CORPORATION
                              6290 SEQUENCE DRIVE
                              SAN DIEGO, CA 92121

                                PROXY STATEMENT

GENERAL

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Applied Micro Circuits Corporation a Delaware corporation (the "Company"), of proxies in the enclosed form for use in voting at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the principal executive offices of the Company, located at 6290 Sequence Drive, San Diego, CA 92121 Tuesday, August 4, 1998, at 10:00 a.m., local time, and any adjournment or postponement thereof.

  This Proxy Statement, the enclosed proxy card, the Company's Annual Report to Stockholders for the fiscal year ended March 31, 1998, including financial statements, and the Company's Annual Report on Form 10-K were first mailed to stockholders entitled to vote at the meeting on or about June 19, 1998.

REVOCABILITY OF PROXIES

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
Joel O. Holliday) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

RECORD DATE; VOTING SECURITIES

  The close of business on June 8, 1998 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had approximately 22,784,553 shares of Common Stock outstanding and held of record by approximately 820 stockholders.

VOTING AND SOLICITATION

  Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters. Shares of Common Stock may not be voted cumulatively.

  Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the meeting. All other matters submitted to the stockholders will require the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present as required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as negative votes for purposes of determining the approval of any matter submitted to the stockholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR the election of directors, FOR approval of the 1998 Employee Stock Purchase Plan and the reservation of Common Stock for issuance thereunder, FOR ratification of the appointment of the designated independent auditors, and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

  The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

NOMINEES

  At the Annual Meeting, the stockholders will elect six directors to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board may be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

  Assuming a quorum is present, the six nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors of the Company for the ensuing year. Unless marked otherwise, proxies received will be voted FOR the election of each of the six nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

  The names of the nominees, their ages as of March 31, 1998 and certain other information about them are set forth below:

NAME OF NOMINEE           AGE              PRINCIPAL OCCUPATION               DIRECTOR SINCE
---------------           --- ----------------------------------------------- --------------
David M. Rickey.........   42 President, Chief Executive Officer and Director      1996
William K. Bowes, Jr.
 (1)....................   71 Director                                             1980
R. Clive Ghest (2)......   60 Director                                             1997
Franklin P. Johnson, Jr.
 (1)(2).................   69 Director                                             1980
Roger A. Smullen, Sr.
 (1)....................   62 Chairman of the Board of Directors                   1982
Arthur B. Stabenow (2)..   59 Director                                             1988

--------
(1) Member of Audit Committee
(2) Member of Compensation Committee

  There are no family relationships among any of the directors or executive officers of the Company.

  David M. Rickey has served as President, Chief Executive Officer and Director since February 1996. From August 1993 to May 1995, Mr. Rickey served as the Company's Vice President of Operations. From May 1995 to February 1996, Mr. Rickey served as Vice President of Operations at NexGen, a semiconductor company. Previously, for eight years, Mr. Rickey was employed by Northern Telecom United, a telecommunications manufacturer, where he led the wafer fab engineering and manufacturing operations in both Ottawa, Canada and San Diego, California. Mr. Rickey has earned B.S. degrees from both Marrietta College (summa cum laude) and Columbia University. In addition, Mr. Rickey received an M.S. in Material Science and Engineering from Stanford University.

  William K. Bowes, Jr. has served as a director of the Company since April 1980. He has been a general partner of U.S. Venture Partners, a venture capital investment entity, since July 1981. Mr. Bowes serves as a director of Amgen, Inc., XOMA Corporation, Lynx Therapeutics, Inc. and one privately-held U.S. Venture Partners portfolio company. Mr. Bowes holds a B.A. from Stanford University and an M.B.A. from Harvard Business School.

  R. Clive Ghest has served as a director of the Company since July 1997. Since January 1997, Mr. Ghest has been a principal of Ghest Associates Consulting. Mr. Ghest was the Vice President of Business Development at Advanced Micro Devices Inc. from February 1986 to December 1996. He has more than 35 years of experience in various capacities in the computer, communications and semiconductor industries. Mr. Ghest holds an M.S.E.E. from the University of Santa Clara and an Hons. B.Sc. from the University of London.

  Franklin P. Johnson, Jr. has served as a director of the Company since April 1980. He is the general partner of Asset Management Partners, a venture capital limited partnership. In addition, Mr. Johnson is a general partner of the general partner of Asset Management Associates, a venture capital limited partnership, and several private companies. Mr. Johnson has been a private venture capital investor for more than five years. Mr. Johnson is also Chairman of the Board of Boole and Babbage, Inc., and a director of Amgen, Inc. and IDEC Pharmaceuticals Corporation. Mr. Johnson holds a B.S. from Stanford University and an M.B.A. from Harvard Business School.

  Roger A. Smullen has served as the Chairman of the Company's Board of Directors since October 1982. Mr. Smullen served as Acting Vice President, Operations of the Company from August 1997 through October 1997. From April 1983 until April 1987, Mr. Smullen served as the Company's Chief Executive Officer. Previously, he was Senior Vice President of Operations of Intersil Inc.'s semiconductor division. In 1967, Mr. Smullen co-founded National Semiconductor Corporation, a manufacturer of integrated circuits. Prior to that, he was director of integrated circuits at Fairchild Semiconductor Corporation, a manufacturer of integrated circuits. Mr. Smullen is currently a director of Micro Linear Corporation, a manufacturer of integrated circuits. He holds a B.S. in mechanical engineering from the University of Minnesota.

  Arthur B. Stabenow has served as a director of the Company since July 1988. Mr. Stabenow has been Chairman, President and Chief Executive Officer of Micro Linear Corporation, a manufacturer of integrated circuits, since April 1986. Mr. Stabenow has over 35 years of experience in the semiconductor industry. From January 1979 to March 1986, he was employed as a vice president and general manager at National Semiconductor Corporation. Mr. Stabenow is currently a director of Zoran, Inc. and Micro Linear Corporation. Mr. Stabenow holds an M.B.A. from the University of New Haven.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  During the period from March 31, 1997 through March 31, 1998 (the "last fiscal year"), the Board met eighteen (18) times. No director attended fewer than 75% of the aggregate number of meetings of the Board and meetings of the committees of the Board on which he serves. The Board has an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for stockholders to nominate persons to serve as directors, the Board will consider nominations from stockholders, which should be addressed to Joel O. Holliday at the Company's address set forth above.

  The Audit Committee consists of directors Smullen, Bowes and Johnson, three of the Company's non-employee directors, and held one (1) meeting during the last fiscal year. The Audit Committee recommends the engagement of the firm of certified public accountants to audit the financial statements of the Company and monitors the effectiveness of the audit effort, the Company's financial and accounting organization and its system of internal accounting controls.

  The Compensation Committee consists of directors Johnson, Stabenow and Ghest, and held three (3) meetings during the last fiscal year. Its functions are to establish and administer the Company's policies regarding annual executive salaries and cash incentives and long-term equity incentives. The Compensation Committee administers the Company's 1982 Stock Option Plan, the 1992 Stock Option Plan, the 1997 Directors' Stock Option Plan, the 1997 Employee Stock Purchase Plan, and if approved by stockholders, the 1998 Employee Stock Purchase Plan.

COMPENSATION OF DIRECTORS

  Directors currently receive no cash fees for services provided in that capacity, but are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board. The Company's 1997 Directors' Stock Option Plan (the "Directors' Plan") provides that each person who becomes a nonemployee director of the Company will be granted a nonstatutory stock option to purchase 12,500 shares of Common Stock on the date on which the optionee first becomes a nonemployee director of the Company. Thereafter, on April 1 each year (starting in 2000 for nonemployee directors who were serving as of the date of the closing of the initial public offering, which was declared effective on November 24, 1997), each nonemployee director will be granted an option to purchase 12,500 shares of Common Stock if on such date, he or she has served on the Company's Board of Directors for at least six months.

RECOMMENDATION OF THE BOARD:

                        THE BOARD RECOMMENDS A VOTE FOR
                   THE ELECTION OF ALL NOMINEES NAMED ABOVE.

                                PROPOSAL NO. 2

               APPROVAL OF THE 1998 EMPLOYEE STOCK PURCHASE PLAN

  At the Annual Meeting, the Company's stockholders are being asked to approve the 1998 Employee Stock Purchase Plan (the "1998 Purchase Plan") and to authorize 400,000 shares of Common Stock for issuance thereunder. The following is a summary of principal features of the 1998 Purchase Plan. The summary, however, does not purport to be a complete description of all the provisions of the 1998 Purchase Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Vice President of Finance at the Company's principal offices in San Diego, California.

GENERAL

  The 1998 Purchase Plan was adopted by the Board of Directors in May 1998. The Board of Directors has initially reserved 400,000 shares of Common Stock for issuance under the 1998 Purchase Plan.

  The 1998 Purchase Plan and the right of participants to make purchases thereunder are intended to qualify as an "employee stock purchase plan" under
Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The 1998 Purchase Plan is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

PURPOSE

  The primary purpose of the 1998 Purchase Plan is to attract and retain the best available personnel for the Company in order to promote the success of the Company's business and to facilitate the ownership of the Company's stock by employees.

ADMINISTRATION

  The 1998 Purchase Plan may be administered by the Board of Directors or a committee of members of the Board appointed by the Board. The 1998 Purchase Plan, when approved, will be administered by the Compensation Committee of the Board of Directors. All questions of interpretation of the 1998 Purchase Plan are determined by the Compensation Committee, and its decisions are final and binding upon all participants. Members of the Board of Directors who are eligible employees are permitted to participate in the 1998 Purchase Plan, provided that any such eligible member may not vote on any matter affecting the administration of the 1998 Purchase Plan or the grant of any option pursuant to it, or serve on a committee appointed to administer the 1998 Purchase Plan. No charges for administrative or other costs will be made against the payroll deductions of a participant in the 1998 Purchase Plan. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the 1998 Purchase Plan.

ELIGIBILITY

  Any employee of the Company or its subsidiaries as of the offering date who completes a subscription agreement on the form provided by the Company is eligible to participate in the 1998 Purchase Plan, except for any employee who beneficially owns five percent or more of the outstanding stock of the Company or is customarily employed for less than 20 hours per week or less than five months per year.

OFFERING DATES

  The 1998 Purchase Plan is implemented by a series of offerings, each for a twelve-month period. The offering periods commence on or about February 1 and August 1 of each year. The first offering shall commence on the date the Plan is first approved by the Company's stockholders and continue until July 31, 1999. The Board of Directors may alter the duration of the offering periods without stockholder approval if such change is announced at least 15 days prior to the scheduled beginning of the first offering period to be affected.

PURCHASE PERIODS

  Each offering period shall consist of two (2) consecutive purchase periods of six (6) months duration. The last day of each purchase period shall be the purchase date for such purchase period. A purchase period commencing on February 1 shall end on the next July 31. A purchase period commencing on August 1 shall end on the next January 31. The first purchase period shall commence on the date the Plan is first approved by the Company's stockholders and continue until January 31, 1999. The Board of Directors may alter the duration and/or frequency of purchase periods with respect to future purchases without stockholder approval if such change is announced at least 15 days prior to the scheduled beginning of the first purchase period to be affected.

TERMS OF OPTIONS

  (a) Participation in the Plan. Eligible employees become participants in the 1998 Purchase Plan by delivering to the Company a subscription agreement authorizing payroll deductions prior to the applicable offering date.

  (b) Purchase Price. The purchase price per share at which shares are sold under the 1998 Purchase Plan is the lower of 85% of the fair market value of the Common Stock on the date of commencement of the offering period or 85% of the fair market value of the Common Stock on the purchase date. The fair market value of the Common Stock on a given date is generally the closing sales price on the Nasdaq National Market on the last trading date prior to the date of determination.

  (c) Payment of Purchase Price; Payroll Deductions. The contributions to purchase shares are accumulated by payroll deductions during the offering period. The deductions may not be less than 1% and may not be more than 20% of a participant's eligible compensation. A participant may increase or decrease his or her participation in the 1998 Purchase Plan once in either direction during any offering period.

  All payroll deductions are credited to the participant's account under the 1998 Purchase Plan and are deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose. No interest accrues on the payroll deductions of a participant in the Plan.

  (d) Purchase of Stock; Exercise of Option. By executing a subscription agreement to participate in the 1998 Purchase Plan, the participant is entitled to have shares placed under option. The maximum number of shares placed under option to a participant in any one purchase period is 500 shares of Common Stock until changed by the Board of Directors.

  Unless the participant's participation is discontinued, each participant's option for the purchase of shares will be exercised automatically at the end of the purchase period at the applicable price. Participants pay no commissions on Common Stock purchased under the 1998 Purchase Plan. However, if a participant decides to sell the Common Stock, the participant can expect to be charged a fee or commission if he or she uses an agent, such as a stock broker.

  However, no participant is permitted to subscribe for shares under the 1998 Purchase Plan if immediately after the grant of the option the participant would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any of its subsidiaries (including stock which may be purchased under the 1998 Purchase Plan) nor is any participant granted an option which would permit the participant to buy pursuant to the 1998 Purchase Plan more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) in any calendar year. Furthermore, if the number of shares which would otherwise be placed under option at the beginning of an offering period exceeds the number of shares then available under the 1998 Purchase Plan, a pro rata allocation of the available shares will be made in as equitable a manner as is practicable.

  (e) Withdrawal. The participant's interest in a given offering may be terminated in whole, but not in part, by signing and delivering to the Company a notice of withdrawal from the 1998 Purchase Plan at least five days prior to the end of a purchase period.

  Any withdrawal by the participant of accumulated payroll deductions for a given offering automatically terminates the participant's interest in that offering. In effect, the participant is given an option which may or may not be exercised during the twelve-month offering period. By executing the subscription agreement, the participant is not obligated to make the stock purchases; rather the subscription agreement is merely an election by the participant to place shares under option. Unless the participant's participation is discontinued, the option for the purchase of shares will be exercised automatically at the end of the purchase period, and the maximum number of full shares purchasable with such participant's accumulated payroll deductions will be purchased for the participant at the applicable price.

  In the event that a participant fails to remain in the continuous employment of the Company as described in the 1998 Purchase Plan, such participant will be deemed to have elected to withdraw from the 1998 Purchase Plan and the payroll deductions credited to such participant's account will be returned to such participant.

  A participant's withdrawal from an offering does not have any effect upon such participant's eligibility to participate in subsequent offerings under the Plan.

  (f) Termination of Employment. Termination of a participant's employment for any reason, including retirement or death, prior to the termination of the offering period cancels his or her participation in the 1998 Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to such participant, or in the case of death, to the person or persons entitled thereto as specified in the participant's subscription agreement.

  (g) Nontransferability. No rights or accumulated payroll deductions of a participant under the 1998 Purchase Plan may be pledged, assigned or transferred for any reason and any such attempt may be treated by the Company as an election to withdraw from the 1998 Purchase Plan.

  (h) Capital Changes/Acceleration of Option. In the event any change is made in the Company's capitalization, such as a stock split or stock dividend, which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustments will be made in the shares subject to purchase and in the purchase price per share, as well as in the number of shares available for issuance under the 1998 Purchase Plan.

  In the event of the proposed dissolution or liquidation of the Company, the current offering period(s) will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board of Directors. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the 1998 Purchase Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the offering period(s) then in progress by setting a new exercise date.

  (i) Reports. Individual accounts will be maintained for each participant in the Plan. Each participant will receive after the end of the six-month purchase period a report of such participant's account setting forth the total amount of payroll deductions accumulated, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

AMENDMENT AND TERMINATION OF THE 1998 PURCHASE PLAN

  The Board of Directors may at any time and for any reason amend or terminate the 1998 Purchase Plan, but no amendment or termination is allowed if it would impair the rights of any participant under any grant previously made, without his or her consent, provided that an offering period may be terminated by the Board of Directors on a purchase date if the Board of Directors determines that the termination of the Plan is in the best interests of the Company and the stockholders or if continuation of an offering period would cause the Company to incur adverse accounting charges resulting from a change in the generally accepted accounting rules applicable to such plans. In addition, the Company must obtain stockholder approval of any amendment to the 1998 Purchase Plan in such a manner and to the extent necessary to comply with Rule 16b-3 under the Exchange Act and/or Section 423 of the Code (or any other applicable law or regulation). If not earlier terminated, the 1998 Purchase Plan will continue in effect until the earlier of 2008 or when all of the shares of Common Stock reserved for issuance under this Plan have been issued.

FEDERAL INCOME TAX ASPECTS OF THE 1998 PURCHASE PLAN

  THE FOLLOWING IS A BRIEF SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE PURCHASE OF SHARES UNDER THE 1998 PURCHASE PLAN. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES. THE COMPANY ADVISES EACH PARTICIPANT TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE 1998 PURCHASE PLAN AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

  The 1998 Purchase Plan and the right of participants to make purchases thereunder are intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be recognized by a participant prior to disposition of shares acquired under the 1998 Purchase Plan.

  If the shares are sold or otherwise disposed of (including by way of gift) more than two years after the first day of the offering period during which shares were purchased (the "Offering Date"), a participant will recognize as ordinary income at the time of such disposition the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares or (b) 15% of the fair market value of the shares on the first day of the offering period. Any further gain or loss upon such disposition will be treated as long-term capital gain or loss. If the shares are sold for a sale price less than the purchase price, there is no ordinary income and the participant has a capital loss for the difference.

  If the shares are sold or otherwise disposed of (including by way of gift) before the expiration of the two-year holding period described above, the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gift of the shares is made. The balance of any gain or loss will be treated as capital gain or loss and will be treated as long-term capital gain or loss if the shares have been held more than one year.

  In the case of a participant who is subject to Section 16(b) of the Exchange Act, the purchase date for purposes of calculating such participant's compensation income and beginning of the capital gain holding period may be deferred for up to six months under certain circumstances. Such individuals should consult with their personal tax advisors prior to buying or selling shares under the 1998 Purchase Plan.

  The ordinary income reported under the rules described above, added to the actual purchase price of the shares, determines the tax basis of the shares for the purpose of determining capital gain or loss on a sale or exchange of the shares.

  The Company is entitled to a deduction for amounts taxed as ordinary income to a participant only to the extent that ordinary income must be reported upon disposition of shares by the participant before the expiration of the two-year holding period described above.

RESTRICTIONS ON RESALE

  Certain officers and directors of the Company may be deemed to be "affiliates" of the Company as that term is defined under the Securities Act. The Common Stock acquired under the 1998 Purchase Plan by an affiliate may be reoffered or resold only pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act.

REQUIRED VOTE

  The approval of the 1998 Purchase Plan and the reservation of 400,000 shares for issuance requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote and constituting at least a majority of the required quorum.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1998 EMPLOYEE
                             STOCK PURCHASE PLAN.

                                PROPOSAL NO. 3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  Ernst & Young LLP has served as the Company's independent auditors since 1980 and has been appointed by the Board to continue as the Company's independent auditors for the fiscal year ending March 31, 1999. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board will reconsider its selection of auditors.

  A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD:

              THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE
         APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT
              AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 1999.

      COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information that has been provided to the Company with respect to beneficial ownership of shares of the Company's Common Stock as of May 15, 1998 for (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the executive officers named in the Summary Compensation Table of this proxy statement (the "Named Executive Officers"), and (iv) all directors and executive officers of the Company as a group.

                                              AMOUNT AND
                                         NATURE OF BENEFICIAL PERCENT OF COMMON
            NAME AND ADDRESS                 OWNERSHIP(1)        STOCK(1)(2)
            ----------------             -------------------- -----------------
David M. Rickey (3).....................        871,666              3.83
Joel O. Holliday (4)....................        472,136              2.07
Roger A. Smullen (5)....................        542,026              2.38
Thomas L. Tullie (6)....................        159,165                 *
Anil K. Bedi (7)........................        172,054                 *
Laszlo V. Gal (8).......................        155,520                 *
William K. Bowes, Jr., including shares
 held by affiliates of U.S. Venture
 Partners (9)...........................        790,225              3.48
Franklin P. Johnson, Jr., including
 shares held by Asset Management
 Partners (10)..........................        299,783              1.32
Arthur B. Stabenow (11).................         86,663                 *
R. Clive Ghest (12).....................         50,000                 *
Sequoia Capital (13)....................      1,199,992              5.28
 3000 Sand Hill Road
 Menlo Park, CA 94025
All directors and executive officers as
 a group (10 persons) (14)..............      3,599,238             15.85%
                                              ---------             -----

--------
*   Less than 1%.
(1) The persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.
(2) In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days after May 15, 1998 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Applicable percentages are based on 22,706,843 shares of Common Stock outstanding on May 15, 1998, together with applicable options for such stockholders.
(3) Includes 363,889 shares that are subject to repurchase by the Company. Includes 5,000 shares of Common Stock issuable upon the exercise of vested options.
(4) Includes 358,039 shares held in the name of Joel O. Holliday and Rosanne
    R. Holliday, Co-Trustees of the Joel O. Holliday Family Trust dated April 1, 1985 and 56,666 shares held in the name of the Holliday Children 1985 Trust. Includes 57,431 shares of Common Stock issuable upon the exercise of immediately exercisable options, of which 40,277 are subject to repurchase rights in favor of the Company. Mr. Holliday disclaims beneficial ownership of the shares held of record by the Holliday Children 1985 Trust.
(5) Includes 39,582 shares of Common Stock that are subject to repurchase by the Company. Includes 1,250 shares of Common Stock issuable upon the exercise of vested options.
(6) Includes 90,277 shares that are subject to repurchase by the Company. Includes 2,500 shares of Common Stock issuable upon the exercise of vested options.
(7) Includes 10,000 shares held in the name of Anjuli Bedi Irrevocable Trust dated March 13, 1997 and 142,054 shares of Common Stock issuable upon the exercise of immediately exercisable options, of which 130,416 are subject to repurchase rights in favor of the Company.

(8) Represents Common Stock issuable upon the exercise of immediately exercisable options, of which 133,888 shares are subject to repurchase rights in favor of the Company.
(9) William K. Bowes, Jr., a director of the Company, holds 5,901 shares of Common Stock directly. In addition, Mr. Bowes holds immediately exercisable options to purchase 63,332 shares of Common Stock, of which 29,167 shares are subject to repurchase rights in favor of the Company. In addition, Mr. Bowes is a partner of the general partner of U.S. Venture Partners, which holds 393,374 shares, and U.S. Venture Partners III, which holds 327,616 shares. Mr. Bowes disclaims beneficial ownership of the shares held by U.S. Venture Partners and U.S. Venture Partners III, except to the extent of his pecuniary interest therein.
(10) Includes 63,332 shares of Common Stock issuable upon the exercise of immediately exercisable options, of which 29,167 shares are subject to repurchase rights in favor of the Company. Mr. Johnson is the general partner of Asset Management Partners, which holds 236,449 shares. Mr. Johnson disclaims beneficial ownership with respect to the shares held by Asset Management Partners, except to the extent of his pecuniary interest therein.
(11) Includes 26,364 shares that are subject to repurchase by the Company.
(12) Represents shares of Common Stock issuable upon exercise of immediately exercisable options, of which 34,722 shares are subject to repurchase rights in favor of the Company.
(13) Includes 1,142,856 shares held by Sequoia Capital Growth Fund and 57,136 shares held by Sequoia Technology Partners III.
(14) Includes 540,419 shares issuable upon the exercise of immediately exercisable options, of which 397,637 shares are subject to repurchase rights in favor of the Company. Also includes 520,112 shares that have been issued and are subject to repurchase rights in favor of the Company.

                      COMPENSATION OF EXECUTIVE OFFICERS

  The following table shows the compensation earned by (a) the individual who served as the Company's Chief Executive Officer during the fiscal year ended March 31, 1998, (b) the four other most highly compensated individuals who served as an executive officer of the Company during the fiscal year ended March 31, 1998; and (c) the compensation received by each such individual for the Company's two preceding fiscal years.

                          SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                                             ------------
                                                                                AWARDS
                                                                             ------------
                                    ANNUAL COMPENSATION                       SECURITIES
                                  -----------------------     OTHER ANNUAL    UNDERLYING   ALL OTHER
                           FISCAL  SALARY                     COMPENSATION     OPTIONS    COMPENSATION
NAME & PRINCIPAL POSITION   YEAR   ($)(1)       BONUS ($)        ($)(2)         (#)(3)        ($)
-------------------------  ------ ----------    ---------     ------------   ------------ ------------
David M. Rickey..........   1998    300,014       212,900(4)        --         146,666       3,120(5)
 President and Chief        1997    277,215        61,500(6)    131,358(7)         --        3,120(5)
  Executive Officer         1996     26,443           --        143,387(8)     800,000         --

Joel O. Holliday.........   1998    170,204        77,000(4)        --          63,333         --
 Vice President, Finance    1997    162,208        41,500(6)        --          33,333         --
 and Administration,        1996    151,804           --            --             --          --
 Treasurer, Chief
 Financial Officer and
 Secretary

Thomas Tullie............   1998    198,626(9)     52,000(4)                    73,333         --
 Vice President, Sales      1997    124,934(10)    60,500(11)    38,863(12)    133,333         --
                            1996        --            --            --             --          --

Anil Bedi................   1998    178,644        52,000(4)        --          55,000         --
 Vice President,            1997    106,346        56,500(10)       --         206,666         --
 Marketing                  1996        --            --            --             --          --

Laszlo Gal...............   1998    184,007        52,000(4)        --          41,666         --
 Vice President,            1997     22,885(13)    46,500(10)       --         206,666         --
 Engineering                1996        --            --            --             --          --

--------
 (1) Includes pre-tax contributions to the AMCC 401(k) Plan.
 (2) Excludes annual compensation which, for any named executive officer, did not in aggregate exceed the lesser of $50,000 or 10 percent of such named executive officer's total annual salary and bonus for that year.
 (3) Options granted in a given fiscal year may include grants based on the officer's performance in the prior fiscal year. See "Option Grants in Last Fiscal Year" and "Compensation Committee Report on Executive Compensation."
 (4) Includes Fiscal Year 1998 bonus paid in April 1998 (Fiscal 1999).
 (5) Includes annual premiums in the amount of $3,120 paid by the Company on a term life insurance policy.
 (6) Includes Fiscal Year 1997 bonus paid in April 1997 (Fiscal 1998).
 (7) Includes $73,024 paid to Mr. Rickey in the form of relocation expenses and a matching contribution in the amount of $2,652 that the Company made on Mr. Rickey's behalf to the AMCC 401(k).
 (8) Includes $143,387 paid to Mr. Rickey as a sign-on bonus.
 (9) Includes commissions earned by Mr. Tullie in the amount of $63,914 and a referral bonus in the amount of $2,000. Fourth Quarter Fiscal 1998 commissions have not been paid as of this printing.
(10) Includes commissions earned by Mr. Tullie in the amount of $38,396, of which $25,191 was paid to Mr. Tullie in fiscal 1997 and $13,205 was paid to Mr. Tullie in fiscal 1998.
(11) Includes a sign-on bonus and Fiscal Year 1997 bonus paid in April 1997 (Fiscal 1998).
(12) Includes a matching contribution in the amount of $565 that the Company made on Mr. Tullie's behalf to the AMCC 401(k) Plan and $38,298 paid to Mr. Tullie for relocation expenses.
(13) Mr. Gal joined the Company in January 1997, and his annualized base salary for the fiscal year ended March 31, 1997 year was $175,000.

            EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

  In January 1996, the Company entered into a letter agreement with David M. Rickey, the Company's President and Chief Executive Officer. This agreement entitles Mr. Rickey to a salary of $275,000 per year and term life insurance purchased by the Company for the benefit of Mr. Rickey's estate. Pursuant to the terms of the agreement, if the Company enters into certain change-of-control transactions, the vesting of Mr. Rickey's options to purchase shares of the Company's Common Stock will accelerate. In addition, the agreement provides that if the Company is acquired and the per share value of the Company's Common Stock is less than $3.00 per share, the Company will compensate Mr. Rickey for the difference between $3.00 per share and the per share merger or sale price determined by the Company's Board of Directors. The letter agreement provides that Mr. Rickey's employment is at will and terminable by the Company or Mr. Rickey for any reason, with or without cause, and with or without notice. See "Transactions with Management."

                       OPTION GRANTS IN LAST FISCAL YEAR

  The following table provides certain information with respect to stock options granted to the Named Executive Officers in the last fiscal year. In addition, as required by Securities and Exchange Commission rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term.


                                       INDIVIDUAL GRANTS(1)
                         -------------------------------------------------- POTENTIAL REALIZABLE
                                          PERCENT                             VALUE AT ASSUMED
                          NUMBER OF   OF TOTAL OPTIONS                      ANNUAL RATES OF STOCK
                         SECURITIES       GRANTED      EXERCISE              PRICE APPRECIATION
                         UNDERLYING     TO EMPLOYEES    OR BASE              FOR OPTION TERM(2)
                           OPTIONS       IN FISCAL       PRICE   EXPIRATION ----------------------
          NAME           GRANTED (#)     YEAR(%)(3)    ($/SH)(4)    DATE      5% ($)    10% ($)
          ----           -----------  ---------------- --------- ---------- ---------- -----------
David M. Rickey.........   66,666(5)        4.11          .525     4/9/07       22,011     55,780
                           80,000           4.94        23.625    3/27/08    1,188,611  3,012,173

Joel O. Holliday........   33,333(5)        2.06          .525     4/9/07       11,006     27,890
                           30,000           1.85        23.625    3/27/08      445,729  1,129,565

Thomas Tullie...........   33,333(5)        2.06          .525     4/9/07       11,006     27,890
                           40,000           2.47        23.625    3/27/08      594,305  1,506,087

Anil Bedi...............   20,000(5)        1.23          .525     4/9/07        6,603     16,734
                           35,000           2.16        23.625    3/27/08      520,017  1,317,826

Laszlo Gal..............    6,666(5)         .41          .525     4/9/07        2,201      5,577
                           35,000           2.16        23.625    3/27/08      520,017  1,317,826

--------
(1) Consists of options granted pursuant to the Company's 1992 Stock Option Plan (the "1992 Plan").
(2) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the SEC. There can be no assurance that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the Named Officers.
(3) Options to purchase an aggregate of 1,798,873 shares of Common Stock of the Company were granted during fiscal year ended March 31, 1998, of which options to purchase 1,618,873 shares were granted to employees.
(4) The exercise price and tax withholding obligations related to exercise may be paid by delivery of shares that are already owned or by offset of the underlying shares, subject to certain conditions.
(5) Option granted in April 1997 in connection with the named executive officer's performance in fiscal year ended March 31, 1997.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

  The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during the fiscal year ended March 31, 1998. In addition, the table sets forth the number of shares covered by stock options as of the fiscal year ended March 31, 1998, and the value of "in-the-money" stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option at the end of the fiscal year ended March 31, 1998.

                                                         NUMBER OF                VALUE OF
                                                        UNEXERCISED             UNEXERCISED
                                                     OPTIONS AT FISCAL          IN-THE-MONEY
                           SHARES                       YEAR END (#)             OPTIONS AT
                         ACQUIRED ON     VALUE         EXERCISABLE/         FISCAL YEAR END ($)
  NAME                   EXERCISE (#) REALIZED($)   UNEXERCISABLE(3)(4) EXERCISABLE/UNEXERCISABLE(5)
  ----                   -----------  -----------   ------------------- ----------------------------
David M. Rickey.........   866,666             0(1)        0 / 80,000                 -- / --
Joel O. Holliday........    61,108         2,500(1)   55,556 / 30,000         $1,220,843 / --
Roger A. Smullen........    86,666        39,000(1)        0 / 20,000                 -- / --
Thomas Tullie...........   166,666        57,813(1)        0 / 40,000                 -- / --
Anil Bedi...............    72,000     1,054,200(2)  154,666 / 35,000          3,398,785 / --
Laszlo Gal..............       --            --      213,332 / 35,000          4,687,971 / --

--------
(1) There was no public trading market for the Company's Common Stock as of the date of exercise. Accordingly, this value has been calculated based on the Board of Directors' determination of the fair market value of the Company's stock as of the date of exercise minus the applicable per share exercise price.
(2) This value has been calculated based on the fair market value of the Company's Common Stock as of the date of exercise as determined by the closing price of the Company's stock on the Nasdaq National Market as of the date of exercise minus the applicable per share exercise price.
(3) No stock appreciation rights (SARs) were outstanding during fiscal 1998.
(4) Options granted prior to March 27, 1998 under the 1982 Stock Option Plan (the "1982 Plan") and 1992 Plan are generally immediately exercisable, but subject to a right of repurchase pursuant to the vesting schedule of each such grant. Options granted on or after March 27, 1998 are exercisable only as to those shares that are vested. Accordingly, the table reflects those options that are exercisable, not those options that are vested.
(5) Based on the $22.50 per share closing price of the Company's Common Stock on The Nasdaq National Market on March 31, 1998, less the exercise price of the options.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Stock Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

  The following is a report of the Compensation Committee of the Board of Directors (the "Committee") describing the compensation policies applicable to the Company's executive officers during the fiscal year ended March 31, 1998. The Committee is responsible for establishing and monitoring the general compensation policies and compensation plans of the Company, as well as the specific compensation levels for executive officers. It also makes recommendations to the Board of Directors concerning the granting of options or grants options under the Company's 1992 Stock Option Plan. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

GENERAL COMPENSATION POLICY

  Under the supervision of the Board of Directors, the Company's compensation policy is designed to attract, motivate and retain qualified key executives critical to the Company's growth and long-term success. It is the objective of the Board of Directors to have a portion of each executive's compensation contingent upon the

Company's performance as well as upon the individual's personal performance. Accordingly, each executive officer's compensation package is comprised of three elements: (i) base salary which reflects individual performance and expertise, (ii) variable bonus payable in cash and tied to the achievement of certain annual performance goals and (iii) stock options which are designed to align the long-term interests of the executive officers with the Company's stockholders.

  The summary below describes in more detail the factors which the Board of Directors considers in establishing each of the three primary components of the compensation package provided to the executive officers.

BASE SALARY

  Base salary ranges are established based on benchmark data from high-tech companies which compete with the Company for business and executive talent. The level of base salary within the ranges is established primarily on the basis of the individual's qualifications and relevant experience, the strategic goals for which he or she has responsibility, and the compensation levels of executives at similarly situated companies. Base salary is generally adjusted once each year based on individual performance and position within the salary range.

VARIABLE BONUS

  Cash bonuses are awarded on an annual basis to executive officers on the basis of their success in achieving designated individual goals and the Company's success in achieving specific company-wide goals, such as revenue growth and earnings growth.

STOCK OPTIONS

  The Company has utilized its stock option plans to provide executives and other key employees with incentives to maximize long-term stockholder values. Stock options are designed to give the recipient an equity stake in the Company and thereby closely align his or her interests with those of the Company's stockholders. Factors considered in making such awards include the individual's position and responsibilities with the Company, his or her performance, his or her length of service, and his or her existing holdings of unvested option shares. For executive officers, the Board of Directors takes into consideration the accomplishments of each executive officer against annual goals and his or her existing holdings of unvested options.

  Each option grant allows the executive officer to acquire shares of Common Stock at a fixed price per share (the fair market value on the date of grant) over a specified period of time (up to 10 years from the date of grant). The options typically vest in periodic installments over a four year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's service, and then only if the market price of the Common Stock appreciates over the option term.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

  David M. Rickey has served as the Company's President and Chief Executive Officer since February 1996. His base salary for the period February 1996 to February 1997 was $275,000. On February 12, 1997, Mr. Rickey's salary was increased to $300,000.

  The factors discussed above in "Base Salaries," "Variable Bonus," and "Stock Options" were also applied in establishing the amount of Mr. Rickey's salary and stock option grant. Significant factors in establishing Mr. Rickey's compensation upon hire were his seventeen years in the semiconductor industry and his previous experience as vice president of operations with AMCC from June 1993 to May 1995. Subsequent increases in base salary have been based on his performance and contributions to Company growth and success.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

  The Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the "performance-based" exception to Section 162(m). As the cash compensation paid by the Company to each of its executive officers is expected to be below $1 million and the Committee believes that options granted under the Company's 1992 Stock Option Plan to such officers will meet the requirements for qualifying as performance-based, the Committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executive officers. It is the Committee's policy to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax law. However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

                                               COMPENSATION COMMITTEE:
                                               Franklin P. Johnson
                                               Arthur B. Stabenow
                                               R. Clive Ghest

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee of the Board of Directors currently consists of Messrs. Johnson, Stabenow and Ghest. None of these directors has at any time been an officer or employee of the Company or any subsidiary of the Company. During fiscal 1998, prior to the completion of the Company's initial public offering, David M. Rickey and Roger A. Smullen served as members of the Compensation Committee of the Company's Board of Directors. In connection with the initial public offering, the Compensation Committee was reconstituted to consist of Messrs. Johnson, Stabenow and Ghest. Mr. Smullen was a member of the Board of Directors of Micro Linear Corporation during fiscal 1998, and continues to serve on such Board. Arthur B. Stabenow, the Chairman, President and Chief Executive Officer of Micro Linear Corporation, served as a member of the Compensation Committee of the Board of Directors of AMCC during fiscal 1998, and continues to serve on such Committee. No other interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has such an interlocking relationship existed in the past.

                         TRANSACTIONS WITH MANAGEMENT

  In January 1996, the Company entered into a letter agreement with David M. Rickey, the Company's President and Chief Executive Officer. This agreement entitles Mr. Rickey to a salary of $275,000 per year and term life insurance purchased by the Company for the benefit of Mr. Rickey's estate. Pursuant to the terms of the agreement, if the Company enters into certain change-of-control transactions, the vesting of Mr. Rickey's options to purchase shares of the Company's Common Stock will accelerate. In addition, the agreement provides that if the Company is acquired and the per share value of the Company's Common Stock is less than $3.00 per share, the Company will compensate Mr. Rickey for the difference between $3.00 per share and the per share merger or sale price determined by the Company's Board of Directors. The letter agreement provides that Mr. Rickey's employment is at will and terminable by the Company or Mr. Rickey for any reason, with or without cause, and with or without notice.

  In February 1996, the Company entered into a loan arrangement with Mr. Rickey, pursuant to which the Company loaned to Mr. Rickey $150,000 ("Note No. 1") and $53,000 ("Note No. 2") at an annual interest rate of 5.32%. Note No. 1 was a full recourse, unsecured real estate bridge loan with accrued interest and principal payable upon the earlier of February 12, 1999 or the sale of the house in which Mr. Rickey lived prior to relocating to San Diego to accept employment as the Company's President and Chief Executive Officer. Note No. 2 was the reinstatement of a loan which had been made previously to Mr. Rickey in connection with the exercise of incentive stock options while serving as Vice President, Manufacturing for the Company. Note No. 2 was a full recourse, unsecured promissory note with accrued interest and principal payable no later than February 12, 1999. Note No. 1 and Note No. 2 may be declared payable in full by the Company in the event that Mr. Rickey ceases to be employed by the Company. In May 1996, the Company entered into a loan agreement with Mr. Rickey pursuant to which the Company loaned $750,000 ("Note No. 3") to Mr. Rickey at an interest rate of 5.76% per annum compounded annually. The proceeds of the loan were used to exercise options granted by Mr. Rickey's former employer, which were expiring as a result of Mr. Rickey's termination of employment with the former employer in order to join the Company. The loan is evidenced by a non-recourse promissory note, which is secured by 46,500 shares of Common Stock of Advanced Micro Devices, Inc. The principal and accrued interest on Note No. 3 are due and payable in full on May 1, 1999, unless accelerated in whole or in part in the event of (i) a default under the loan agreement or pledge agreement for Note No. 3, (ii) a default in payment under Note No. 3 or any other promissory note issued to the Company by Mr. Rickey, (iii) the voluntary or involuntary termination of Mr. Rickey's employment with the Company or (iv) the sale of any portion of the Common Stock securing Note No. 3. Each of Note No. 1, Note No. 2 and Note No. 3 were approved by the Board of Directors of the Company pursuant to the approval of Mr. Rickey's offer of employment with the Company. In September 1996, Mr. Rickey repaid approximately $142,000 of the principal on Note No. 1, and in April 1997, Mr. Rickey delivered a full recourse, unsecured promissory note with a principal amount of $12,392 and an interest rate of 5.91% per annum in payment of the balance of the amount owing under Note No. 1. The current aggregate principal balance outstanding under such note and Notes No. 2 and No. 3 is $815,392. Mr. Rickey is current in his payments under all such notes.

  In July 1997, Mr. Rickey exercised stock options granted under the 1992 Plan. In payment of the purchase price for the exercised shares, Mr. Rickey delivered full recourse promissory notes in principal amounts of approximately $400,000, $20,000 and $35,000 bearing interest at rates of 5.98%, 5.98% and
6.54%, respectively. The notes and accrued interest thereon are payable in full in February 2000, February 2000 and April 2001, respectively.

  In February 1998, the Company entered into a loan agreement with Laszlo Gal, the Company's Vice President, Engineering, pursuant to which the Company loaned to Mr. Gal $100,000 (the "Gal Note") at an interest rate of 5.54% per annum compounded annually. The Gal Note is a full recourse loan and is secured by a second deed of trust on Mr. Gal's residence (the "Property"). The principal and accrued interest on the Gal Note are due and payable in full on February 19, 2001, unless accelerated in whole or in part in the event of
(i) a default under the loan agreement for the Gal Note, (ii) a default in payment under the Gal Note, (iii) the voluntary or involuntary termination of Mr. Gal's employment with the Company, (iv) a declaration of bankruptcy by Mr. Gal or (v) a sale or any other transfer of the Property. The Gal Note was approved by the Board of Directors of the Company. The current aggregate principal balance outstanding under the Gal Note is $100,000.

  In February 1998, the Company entered into a loan agreement with Anil K. Bedi pursuant to which the Company loaned $150,000 (the "Bedi Note") to Mr. Bedi at an interest rate of 5.54% per annum compounded annually. The Bedi Note is a full recourse loan and is secured by an option held by Mr. Bedi that is exercisable for 174,666 shares of Common Stock (the "Option Shares"). The principal and accrued interest on the Bedi

Note are due and payable in full on August 18, 1999, unless accelerated in whole or in part in the event of (i) the voluntary or involuntary termination of Mr. Bedi's employment with the Company, (ii) the transfer of the Option Shares, (iii) a failure to pay any amount under the Bedi Note, (iv) the commencement of any bankruptcy proceedings against Mr. Bedi, (v) any assignment of the Option Shares for the benefit of Mr. Bedi's creditors or
(vi) any other uncured breach of Mr. Bedi's representations, warranties or obligations under the Bedi Note. The Bedi Note was approved by the Board of Directors of the Company. The current aggregate principal balance outstanding under the Bedi Note is $150,000.

  The Company has entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify its officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

  The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions, including loans, between the Company and its officers, directors, principal stockholders and affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                            STOCK PERFORMANCE GRAPH

  The following graph compares the cumulative total stockholder return data for the Company's stock since November 25, 1997 (the date on which the Company's stock was first registered under Section 12 of the Securities Exchange Act of 1934, as amended) to the cumulative return over such period of
(i) The Nasdaq National Market Composite Index and (ii) the Nasdaq Electronic Components Stock Index. The graph assumes that $100 was invested in the Common Stock of the Company and in each of the comparative indices on November 25, 1997, the date on which the Company completed the initial public offering of its Common Stock. The graph further assumes that such amount was initially invested in the Common Stock of the Company at a per share price of $8.00, the price to which such stock was first offered to the public by the Company on the date of its initial public offering, and reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.




                       [PERFORMANCE GRAPH APPEARS HERE]

                                                                11/25/97 3/31/98
                                                                -------- -------
      Applied Micro Circuits Corporation.......................   100      281
      Nasdaq Electronic Components.............................   100       99
      Nasdaq Market............................................   100      115

     DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

  Proposals of stockholders intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by Joel O. Holliday, Applied Micro Circuits Corporation, 6290 Sequence Drive, San Diego, California 92121, no later than February 16, 1999.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and changes in ownership of the Company's Common Stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended March 31, 1998, all Reporting Persons complied with all applicable filing requirements except that William Bowes failed to timely file a Form 4 Statement of Changes in Beneficial Ownership.

             AVAILABILITY OF CERTAIN DOCUMENTS REFERRED TO HEREIN

  THIS PROXY STATEMENT REFERS TO CERTAIN DOCUMENTS OF THE COMPANY THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT IS DELIVERED, UPON ORAL OR WRITTEN REQUEST, WITHOUT CHARGE, DIRECTED TO JOEL O. HOLLIDAY, APPLIED MICRO CIRCUITS CORPORATION, 6290 SEQUENCE DRIVE, SAN DIEGO, CALIFORNIA 92121, TELEPHONE NUMBER (619) 450-9333. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, SUCH REQUESTS SHOULD BE MADE BY JULY 15, 1998.

                                 OTHER MATTERS

  The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

  It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                         By Order of the Board of Directors,

                                         /s/ JOEL O. HOLLIDAY
                                         Joel O. Holliday
                                         Secretary

June 15, 1998
San Diego, California

                       APPLIED MICRO CIRCUITS CORPORATION

                       1998 EMPLOYEE STOCK PURCHASE PLAN

     The following constitute the provisions of the 1998 Employee Stock Purchase Plan of Applied Micro Circuits Corporation (the "Plan").

     1.   Purpose.  The purpose of the Plan is to provide employees of the
          -------
Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2.   Definitions.
          -----------

          (a) "Board" shall mean the Board of Directors of the Company.
               -----

          (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.
               ----

          (c) "Common Stock" shall mean the Common Stock of the Company.
               ------------

          (d) "Company" shall mean Applied Micro Circuits Corporation, a
               -------
Delaware corporation.

          (e) "Compensation" shall mean all base straight time gross earnings
               ------------
including payments for overtime, shift premium, sales department commissions/bonus plan, but excluding all other bonuses and reimbursements.

          (f) "Continuous Status as an Employee" shall mean the absence of any
               --------------------------------
interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

          (g) "Contributions" shall mean all amounts credited to the account of
               -------------
a participant pursuant to the Plan.

          (h) "Designated Subsidiaries" shall mean the Subsidiaries which have
               -----------------------
been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

          (i) "Employee" shall mean any person, including an Officer, who is
               --------
customarily employed for at least twenty (20) hours per week and more than five
(5) months in a calendar year by the Company or one of its Designated Subsidiaries.

          (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as
               ------------
amended.

          (k) "Purchase Date" shall mean the last day of each Purchase Period of
               -------------
the Plan.

          (l) "Offering Date" shall mean the first business day of each Offering
               -------------
Period of the Plan.

          (m) "Offering Period" shall mean a period of twelve (12) months
               ---------------
commencing on February 1 and August 1 of each year, except for the first Offering Period as set forth in Section 4(a).

          (n) "Officer" shall mean a person who is an officer of the Company
               -------
within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (o) "Plan"  shall mean this Employee Stock Purchase Plan.
               ----

          (p) "Purchase Period"  shall mean a period of six (6) months within an
               ---------------
Offering Period, except for the first Purchase Period as set forth in Section 4(b).

          (q) "Purchase Price" shall mean an amount equal to 85% of the Fair
               --------------
Market Value of a share of Common Stock as defined in Section 7(b) on the Offering Date or on the Purchase Date, whichever is lower, provided, however, that, in the event (i) the Company's stockholders approve an increase in the number of shares available for issuance under the Plan, and (ii) all or a portion of such additional shares are to be issued with respect to one or more Offering Periods that are underway at the time of such stockholder approval ("Additional Shares"), and (iii) the Fair Market Value of a share of Common Stock on the date of such approval (the "Approval Date Fair Market Value") is higher than the Fair Market Value on the Offering Date for any such Offering Period, then in such instance the Purchase Price with respect to Additional Shares shall be 85% of the Approval Date Fair Market Value or the Fair Market Value of a share of Common Stock on the Purchase Date, whichever is lower.

          (r) "Subsidiary"  shall mean a corporation, domestic or foreign, of
               ----------
which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

     3.   Eligibility.
          -----------

          (a) Any person who is an Employee as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code.

          (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for any calendar year in which such option is outstanding at any time.

     4.   Offering Periods and Purchase Periods.
          --------------------------------------

          (a) Offering Periods.  The Plan shall be implemented by a series of
              ----------------
Offering Periods of twelve (12) months duration, with new Offering Periods commencing on or about February 1 and August 1 of each year (or at such other time or times as may be determined by the Board of Directors). The first Offering Period shall commence on the date that the Company's stockholders first approve the Plan and will continue until July 31, 1999. The Plan shall continue until terminated in accordance with Section 19 hereof. The Board of Directors of the Company shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected. Eligible employees may not participate in more than one Offering Period under the Plan at a time.

          (b) Purchase Periods.  Each Offering Period shall consist of two (2)
              ----------------
consecutive purchase periods of six (6) months duration. The last day of each Purchase Period shall be the "Purchase Date" for such Purchase Period. A Purchase Period commencing on February 1 shall end on the next July 31. A Purchase Period commencing on August 1 shall end on the next January 31. The first Purchase Period shall commence on the date that the Plan is first approved by the Company's stockholders and shall end on January 31, 1998. The Board of Directors of the Company shall have the power to change the duration and/or frequency of Purchase Periods with respect to future purchases without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Purchase Period to be affected.

     5.   Participation.
          -------------

          (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement on the form provided by the Company and filing it with the Company's payroll office prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given offering. The subscription agreement shall set forth the percentage of the participant's Compensation (which shall be not less than 1% and not more than 20%) to be paid as Contributions pursuant to the Plan.

          (b) Payroll deductions shall commence on the first payroll following the Offering Date and shall end on the last payroll paid on or prior to the last Purchase Period of the Offering Period to which the subscription agreement is applicable, unless sooner terminated by the participant as provided in Section 10.

     6.   Method of Payment of Contributions.
          ----------------------------------

          (a) At the time a participant files his or her subscription agreement, the participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one percent (1%) and not more than twenty percent (20%) of such participant's Compensation on each such payday. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

          (b) A participant may discontinue his or her participation in the Plan as provided in Section 10, or, during the Offering Period may increase or decrease the rate of his or her Contributions during such Offering Period by completing and filing with the Company a new subscription agreement; provided, however, that no participant may effect more than one increase or decrease during an Offering Period. The change in rate shall be effective as of the beginning of the next pay period following the date of filing of the new subscription agreement, if the agreement is filed at least ten (10) business days prior to such date and, if not, as of the beginning of the next succeeding pay period.

          (c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participant's payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Offering Period and any other Offering Period ending within the same calendar year equal $21,250. Payroll deductions shall re-commence at the rate provided in such participant's subscription Agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

     7.   Grant of Option.
          ---------------

          (a) On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Purchase Date a number of shares of the Company's Common Stock determined by dividing such Employee's Contributions accumulated prior to such Purchase Date and retained in the participant's account as of the Purchase Date by the applicable Purchase Price; provided however, that the maximum number of shares an Employee may purchase during each Purchase Period shall be 500 shares, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13. The fair market value of a share of the Company's Common Stock shall be determined as provided in Section 7(b).

          (b) The fair market value of the Company's Common Stock on a given date shall be determined by the Board in its discretion based on the closing price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by the National Association of Securities Dealers Automated Quotation (Nasdaq) National Market or, if such price is not reported, the mean of the bid and asked prices per share of the Common Stock as reported by Nasdaq or, in the event the Common Stock is listed on a stock exchange, the fair market value per share shall be the closing price on such exchange on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in The Wall Street Journal (the "Fair Market Value").

     8.  Exercise of Option.  Unless a participant withdraws from the Plan as
         ------------------
provided in paragraph 10, his or her option for the purchase of shares will be exercised automatically on each Purchase Date of an Offering Period, and the maximum number of full shares subject to the option will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her account. The shares purchased upon exercise of an option hereunder shall be
deemed to be transferred to the participant on the Purchase Date.   No
fractional shares shall be purchased. Any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in
Section 10. Any other monies left over in a participant's account after a Purchase Date, including amounts that would have purchased shares in excess of the maximum allowed under Section 7(a), shall be returned to the Participant. During his or her lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

     9.  Delivery.  As promptly as practicable after each Purchase Date of each
         --------
Offering Period, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option or the deposit of such number of shares with the broker selected by the Company for administration of Plan stock purchases, as determined by the Company.

     10.  Voluntary Withdrawal; Termination of Employment.
          -----------------------------------------------

          (a) A participant may withdraw all but not less than all of the Contributions credited to his or her account under the Plan at any time at least five (5) business days prior to each Purchase Date by giving written notice to the Company in the form provided for by the Company. All of the participant's Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of shares will be made during the Offering Period.

          (b) Upon termination of the participant's Continuous Status as an Employee (as defined in Section 2(f) hereof) prior to the Purchase Date of an Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option will be automatically terminated.

          (c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the Offering Period in which the employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

          (d) A participant's withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

     11.  Automatic Withdrawal.  If the Fair Market Value of the shares on the
          --------------------
first Purchase Date of an Offering Period is less than the Fair Market Value of the shares on the Offering Date for such Offering Period, then every participant shall automatically (i) be withdrawn from such Offering Period at the close of such Purchase Date and after the acquisition of shares for such Purchase Period, and (ii) be enrolled in the Offering Period commencing on the first business day subsequent to such Purchase Period.

     12.  Interest.  No interest shall accrue on the Contributions of a
          --------
participant in the Plan.

     13.  Stock.
          -----

          (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 400,000 shares subject to adjustment upon changes in capitalization of the Company as provided in
Section 19. If the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) on the Offering Date of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of Contributions, if necessary.

          (b) The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

          (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

     14.  Administration.  The Board, or a committee named by the Board, shall
          --------------
supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The composition of the committee shall be in accordance with the requirements to obtain or retain any available exemption from the operation of
Section 16(b) of the Exchange Act pursuant to Rule 16b-3 promulgated thereunder.

     15.  Designation of Beneficiary.
          --------------------------

          (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of a Purchase Period but prior to delivery to him or her of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the Purchase Date of an Offering Period.
If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

          (b) Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     16.  Transferability.  Neither Contributions credited to a participant's
          ---------------
account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 15) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

     17.  Use of Funds.  The Company may use all Contributions received or held
          ------------
by the Company under the Plan for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

     18.  Reports.  Individual accounts will be maintained for each participant
          -------
in the Plan. Statements of account will be given to participating Employees promptly following the Purchase Date, which statements will set forth the amounts of Contributions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

     19.  Adjustments Upon Changes in Capitalization; Corporate Transactions.
          ------------------------------------------------------------------

          (a)  Adjustment.  Subject to any required action by the shareholders
               ----------
of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

     (b)  Corporate Transactions.  In the event of the proposed dissolution or
          ----------------------
liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Purchase Date (the "New Purchase Date"). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock and the sale of assets or merger.

     The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

     20.  Amendment or Termination.
          ------------------------

          (a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19, no such termination may affect options previously granted, provided that an Offering Period may be terminated by the Board on a Purchase Date if the Board determines that the termination of the Plan is in the best interests of the Company and the shareholders or if continuation of an Offering Period would cause the Company to incur adverse accounting charges resulting from a change in the generally accepted accounting rules applicable to such plans. Except as provided in
Section 19, no
amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act, or under Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as so required.

          (b) Without shareholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its committee) shall be entitled to change the Offering Periods and Purchase Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

     21.  Notices.  All notices or other communications by a participant to the
          -------
Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     22.  Conditions Upon Issuance of Shares.  Shares shall not be issued with
          ----------------------------------
respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     23.  Term of Plan; Effective Date.  The Plan shall become effective upon
          ----------------------------
the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of twenty (20) years unless sooner terminated under Section 20.

     24.  Additional Restrictions of Rule 16b-3.  The terms and conditions of
          -------------------------------------
options granted hereunder to, and the purchase of shares by, persons subject to
Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

                       APPLIED MICRO CIRCUITS CORPORATION

                       1998 EMPLOYEE STOCK PURCHASE PLAN
                             SUBSCRIPTION AGREEMENT

_______ Original Application
_______ Change in Payroll Deduction Rate
_______ Change in Beneficiary(ies)
_______ Change in Designated Broker           Offering Date ___________


     1. I, ________________________, hereby elect to participate in the APPLIED MICRO CIRCUITS CORPORATION 1998 Employee Stock Purchase Plan (the "Plan") for the Offering Period beginning on ______________, and subscribe to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Plan.

     2. I elect to have Contributions in the amount of _____% of my Compensation, as those terms are defined in the Plan, applied to this purchase. I understand that this amount must not be less than 1% and not more than 20% of my Compensation during the Offering Period. (Please note that no fractional percentages are permitted).

     3. I hereby authorize payroll deductions from each paycheck during the Offering Period at the rate stated in Item 2 of this Subscription Agreement. I understand that all payroll deductions made by me shall be credited to my account under the Plan and that I may not make any additional payments into such account. I understand that all payments made by me shall be accumulated for the purchase of shares of Common Stock at the applicable purchase price determined in accordance with the Plan. I further understand that, except as otherwise set forth in the Plan, shares will be purchased for me automatically on the Purchase Date of each Offering Period unless I otherwise withdraw from the Plan by giving written notice to the Company for such purpose.

     4. I understand that I may discontinue at any time prior to the Purchase Date my participation in the Plan as provided in Section 10 of the Plan. I also understand that I can increase or decrease the rate of my Contributions to not less than 1% and to not more than 20% of my Compensation on one occasion only for an increase in the rate and on one occasion only for a decrease in the rate during any Offering Period by completing and filing a new Subscription Agreement with such increase or decrease taking effect as of the beginning of the calendar month following the date of filing of the new Subscription Agreement, if filed at least five (5) business days prior to the beginning of such month. Further, I may change the rate of deductions for future Offering Periods by filing a new Subscription Agreement, and any such change will be effective as of the beginning of the next Offering Period. In addition, I acknowledge that, unless I discontinue my participation in the Plan as provided in Section 10 of the Plan, my election will continue to be effective for each successive Offering Period.

     5. I have received a copy of the Company's most recent description of the Plan and a copy of the complete "APPLIED MICRO CIRCUITS CORPORATION 1998 Employee Stock

Purchase Plan." I understand that my participation in the Plan is in all respects subject to the terms of the Plan.

     6. Shares purchased for me under the Plan should be issued in the name(s) of (name of employee or employee and spouse only):
                                    __________________________________________

                                    __________________________________________

and sent to the following (check only one):


          ______ BancAmerica Robertson Stephens - Steve Stovall, Broker, 555 California Street, Suite 2600, San Francisco, CA 94104, TEL: (415) 676-2898, FAX: (415) 676-2611

                                Account Number _______________________________

          ______ Cowen & Company - Private Client Group, Matthew G. Casey, Broker, Four Embarcadero Center, Suite 1200, San Francisco, CA 94111, TEL (415)646-7394 or (800)858-9316, FAX (415)646-7316, E-MAIL
          caseym@cowen.com
          ----------------

                                Account Number _______________________________

          ______ My home address as follows:

                                 _____________________________________________

                                 _____________________________________________

     7. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due to me under the Plan:

NAME:  (Please print)            _____________________________________________
                                    (First)       (Middle)        (Last)

______________________           _____________________________________________
(Relationship)                   (Address)

                                 _____________________________________________


     8. I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Offering Date (the first day of the Offering Period during which I purchased such shares) or within 1 year after the Purchase Date, I will be treated for federal income tax purposes as having received ordinary compensation income at the time of such disposition in an amount equal to the excess of the fair market value of the shares on the

Purchase Date over the price which I paid for the shares, regardless of whether I disposed of the shares at a price less than their fair market value at the Purchase Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss.

          I hereby agree to notify the Company in writing within 30 days after
          --------------------------------------------------------------------
the date of any such disposition, and I will make adequate provision for
------------------------------------------------------------------------
federal, state or other tax withholding obligations, if any, which arise upon
-----------------------------------------------------------------------------
the disposition of the Common Stock.  The Company may, but will not be obligated
-----------------------------------
to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of Common Stock by me.

     9. If I dispose of such shares at any time after expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received compensation income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares under the option, or (2) 15% of the fair market value of the shares on the Offering Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss.

     I understand that this tax summary is only a summary and is subject to
     ----------------------------------------------------------------------
change.  I further understand that I should consult a tax advisor concerning the
------
tax implications of the purchase and sale of stock under the Plan.

     10. I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.



SIGNATURE: _______________________________

SOCIAL SECURITY #: _______________________

DATE: ____________________________________



SPOUSE'S SIGNATURE (necessary
if beneficiary is not spouse):


__________________________________________
(Signature)


__________________________________________
(Print name)

                       APPLIED MICRO CIRCUITS CORPORATION

                       1998 EMPLOYEE STOCK PURCHASE PLAN

                              NOTICE OF WITHDRAWAL

     I, __________________________, hereby elect to withdraw my participation in the APPLIED MICRO CIRCUITS CORPORATION 1998 Employee Stock Purchase Plan (the "Plan") for the Offering Period _________. This withdrawal covers all Contributions credited to my account and is effective on the date designated below.

     I understand that all Contributions credited to my account will be paid to me within ten (10) business days of receipt by the Company of this Notice of Withdrawal and that my option for the current period will automatically terminate, and that no further Contributions for the purchase of shares can be made by me during the Offering Period.

     The undersigned further understands and agrees that he or she shall be eligible to participate in succeeding offering periods only by delivering to the Company a new Subscription Agreement.


Dated:___________________           ____________________________________________
                                    Signature of Employee


                                    ____________________________________________
                                    Social Security Number

PROXY                                                                      PROXY
                      APPLIED MICRO CIRCUITS CORPORATION

             PROXY FOR ANNUAL MEETING TO BE HELD ON AUGUST 4, 1998 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints David M. Rickey and Joel O. Holliday, or either of them, as proxies, each with the power to appoint his substitute, to represent and to vote all the shares of common stock of Applied Micro Circuits Corporation ("AMCC"), which the undersigned would be entitled to vote, at the Annual Meeting of Stockholders of AMCC to be held on August 4, 1998 and at any adjournments thereof, subject to the directions indicated on the reverse side hereof.

     In their discretion, the Proxies are authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

     THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL
                                                   ---
NOMINEES AND FOR THE PROPOSALS LISTED ON THE REVERSE SIDE.
             ---

      IMPORTANT--This Proxy must be signed and dated on the reverse side.

--------------------------------------------------------------------------------
                              THIS IS YOUR PROXY
                            YOUR VOTE IS IMPORTANT!

Dear Stockholder:

     We cordially invite you to attend the Annual Meeting of Stockholders of Applied Micro Circuits Corporation to be held at 10:00 a.m. local time on Tuesday, August 4, 1998 at 6290 Sequence Drive, San Diego, California 92121.

     Please read the proxy statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.

     Directions from the San Diego Airport

         [MAP]
                                          1. Take Interstate 5 North

                                          2. Merge onto 52 East

                                          3. Merge onto 805 North

                                          4. Exit Mira Mesa Blvd., turn right

                                          5. Turn left on Sequence Drive

                                          6. AMCC is on the left side.

4156--Applied Micro Circuits Corporation

[                                                                              ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1-3
                                         ---
                                                                   For All
1.  ELECTION OF DIRECTORS --                  For     Withhold     Except
    Nominees:  William K. Bowes, Jr.,         [_]        [_]         [_]
    R. Clive Ghest, Franklin P. Johnson, Jr.,
    David M. Rickey, Roger M. Smullen, Sr.,
    Arthur B. Stabenow

    -----------------------------------------
    (Except nominee(s) written above)

                                              For      Against     Abstain
2.  Proposal to approve the Company's 1998    [_]        [_]         [_]
    Employee Stock Purchase Plan.

                                              For      Against     Abstain
3.  Proposal to ratify Ernst & Young LLP as   [_]        [_]         [_]
    independent auditors.

If you plan to attend the Annual Meeting please mark this box [_]

                                                   Dated:________________, 1998

Signature _____________________________________________________________________

Name (printed) ________________________________________________________________

Title _________________________________________________________________________
Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.

-------------------------------------------------------------------------------
                             FOLD AND DETACH HERE









4156 -- APPLIED MICRO CIRCUITS CORPORATION